United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
December 14, 2004

Fidelity National Financial, Inc.

(Exact name of Registrant as Specified in its Charter)

1-9396
(Commission File Number)

Delaware	86-0498599
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

601 Riverside Avenue
Jacksonville, Florida 32204

(Addresses of Principal Executive Offices)

(904) 854-8100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

     On December 14, 2004, Fidelity National Financial, Inc.(“FNF”) repurchased a total of 2,530,346 shares of FNF common stock from Willis Stein & Partners (“Willis Stein”), a Chicago-based private equity firm, and J.P. Morgan Chase, as escrow agent for the former stockholders of Aurum Technology, Inc. (“Aurum”). Aurum was acquired by FNF in March 2004.

     FNF paid total consideration of $112.2 million, or $44.35 per share, for the 2,530,346 shares of stock, a discount to the closing price of FNF’s common stock on Monday, December 13, 2004. Willis Stein was the lead investor in an investment group that owned Aurum at the time of FNF’s acquisition of Aurum. Willis Stein received its shares of FNF common stock as a portion of the purchase price of Aurum.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description
99.1	Press release announcing the repurchase of 2.5 million shares of FNF common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Financial, Inc.
Date: December 17, 2004	By:	/s/ Alan L. Stinson
Name: Alan L. Stinson Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release announcing the repurchase of 2.5 million shares of FNF common stock.